September 15, 1995



                              IMPORTANT REMINDER
                        SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 3, 1995


Dear Shareholder:

    Proxy material was recently mailed to you for our Special Meeting of Shareholders to be held on October 3, 1995. According to our records, your proxy for the meeting has not yet been received.

                            YOUR VOTE IS IMPORTANT

    Regardless of the number of shares you own, your vote is very important. To insure that your shares are represented at the special meeting of U. S. Bancorp, we urge you to sign, date and return the enclosed proxy in the envelope provided.

                          THE BOARD'S RECOMMENDATION

    The Board of Directors of U. S. Bancorp recommends that you vote FOR the Agreement and Plan of Merger between U. S. Bancorp and West One Bancorp.

    Thank you for your cooperation and support.

                            On behalf of the Board of Directors,



                            Gerry B. Cameron,
                            Chairman of the Board and
                            Chief Executive Officer



                    IF YOU HAVE RECENTLY MAILED YOUR PROXY,
             PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

September 15, 1995


                              IMPORTANT REMINDER
                        SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 3, 1995



Dear Employee Investment Plan Participant:

    Proxy material was recently mailed to you for our Special Meeting of Shareholders to be held on October 3, 1995. According to our records, your Employee Investment Plan voting directive for the meeting has not yet been received.

                            YOUR VOTE IS IMPORTANT

    Regardless of the number of shares you own, your vote is very important. We urge you to sign, date and return the enclosed voting directive as soon as possible in the envelope provided to PL-6, Trust Operations, Attn: Barbara Schocko.

    If you do not return your voting directive, the shares held in your account will be voted by the Plan Trustee, United States National Bank of Oregon, in accordance with its fiduciary obligations.

    We appreciate and thank you for your cooperation and support.

                            On behalf of the Board of Directors,



                            Gerry B. Cameron,
                            Chairman of the Board and
                            Chief Executive Officer





                 IF YOU JUST RECENTLY RETURNED YOUR DIRECTIVE,
             PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.